Exhibit 99.1

LVMH reaches an agreement with Belmond to increase its presence in the ultimate hospitality world.

December 14, 2018

LVMH Moët Hennessy Louis Vuitton (LVMH.PA), the world’s leading luxury group and Belmond Ltd. (NYSE: BEL), owners, part-owners or managers of 46 luxury hotel, restaurant, train and river cruise properties, today jointly announced that they have entered into a definitive agreement for LVMH to acquire Belmond. LVMH is to acquire Belmond for $25.00 per Class A share in cash. This represents an equity value of $2.6 billion in a transaction with an enterprise value of $3.2 billion. In the twelve months ended September 30, 2018, Belmond recorded total revenues of $572 million and adjusted EBITDA of $140 million. The transaction is expected to complete in the first half of 2019 subject to the approval of Belmond's shareholders and clearance by the relevant competition authorities.

Established over 40 years ago with the acquisition of Hotel Cipriani in Venice, Belmond owns and operates a global collection of exceptional hotel and luxury travel adventures in some of the world’s most inspiring and enriching destinations. The company operates in 24 countries with its unique and distinctive portfolio of 46 hotel, rail and river cruise experiences.

Belmond’s iconic properties include hotels like Hotel Cipriani in Venice, Hotel Splendido in Portofino, Copacabana Palace in Rio de Janeiro, Le Manoir aux Quat'Saisons in Oxfordshire, Grand Hotel Europe in St. Petersburg, Maroma Resort & Spa in Mexico, Hotel das Cataratas in the Iguassu National Park in Brazil, and Cap Juluca in Anguilla.  Legendary trains, such as the Venice Simplon-Orient-Express and Belmond Royal Scotsman and exceptional cruises such as Belmond Afloat in France fleet and Belmond Road to Mandalay, complete a portfolio that offers extraordinary experiences with curated activities and an understated personal service to a globally-diverse, highly refined customer.

Through this acquisition, LVMH will significantly increase its presence in the ultimate luxury hotel world. Synonymous with history, heritage and timeless experiences, Belmond has a seasoned management team and is an ideal complement to the Cheval Blanc maisons, renowned for their exceptional service, architecture and unique gastronomy.
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Roland Hernandez, Chairman of the Board of Directors of Belmond Ltd, commented: “Following a strategic review that attracted broad and deep interest from a wide range of real estate and lodging companies, sovereign wealth institutions and other financial buyers around the world, the Board has concluded that this transaction with LVMH provides compelling and certain value for our shareholders as well as an exciting path forward with a group that appreciates Belmond’s irreplaceable assets and strong management team.”

Roeland Vos, Belmond’s President and Chief Executive Officer, said: “Today’s announcement is the result of the strong execution of our strategic vision that builds on our pioneering legacy and is an exciting development for all stakeholders, including our employees. We are confident that, as part of LVMH’s world-class family of brands, Belmond’s ability to deliver timeless, one-of-a-kind luxury experiences will reach new levels.”

Bernard Arnault, Chairman and Chief Executive Offer of LVMH, added: “Belmond delivers unique experiences to discerning travelers and owns a number of exceptional assets in the most desirable destinations. Its heritage, its innovative services, its excellence in execution and its entrepreneurship resonates well with the values of the Group and is complementary to our own Cheval Blanc maisons and the Bvlgari hotels activities. This acquisition will significantly increase LVMH’s presence in the ultimate hospitality world.”
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LVMH
LVMH Moët Hennessy Louis Vuitton is represented in Wines and Spirits by a portfolio of brands that includes Moët & Chandon, Dom Pérignon, Veuve Clicquot Ponsardin, Krug, Ruinart, Mercier, Château d’Yquem, Domaine du Clos des Lambrays, Château Cheval Blanc, Colgin Cellars, Hennessy, Glenmorangie, Ardbeg, Belvedere, Woodinville, Volcán de Mi Tierra, Chandon, Cloudy Bay, Terrazas de los Andes, Cheval des Andes, Cape Mentelle, Newton, Bodega Numanthia and Ao Yun. Its Fashion and Leather Goods division includes Louis Vuitton, Christian Dior Couture, Celine, Loewe, Kenzo, Givenchy, Thomas Pink, Fendi, Emilio Pucci, Marc Jacobs, Berluti, Nicholas Kirkwood, Loro Piana, RIMOWA and Jean Patou. LVMH is present in the Perfumes and Cosmetics sector with Parfums Christian Dior, Guerlain, Parfums Givenchy, Kenzo Parfums, Perfumes Loewe, Benefit Cosmetics, Make Up For Ever, Acqua di Parma, Fresh, Fenty Beauty by Rihanna and Maison Francis Kurkdjian. LVMH's Watches and Jewelry division comprises Bvlgari, TAG Heuer, Chaumet, Dior Watches, Zenith, Fred and Hublot. LVMH is also active in selective retailing as well as in other activities through DFS, Sephora, Le Bon Marché, La Samaritaine, Groupe Les Echos, Cova, Le Jardin d’Acclimatation, Royal Van Lent and Cheval Blanc hotels.

BELMOND LTD
Belmond (Belmond.com) is a global collection of exceptional hotel and luxury travel adventures in some of the world’s most inspiring and enriching destinations. Established over 40 years ago with the acquisition of Belmond Hotel Cipriani in Venice, its unique and distinctive portfolio now embraces 46 hotel, rail and river cruise experiences, excluding one scheduled for a 2019 opening in London, in many of the world’s most celebrated destinations. From city landmarks to intimate resorts, the collection includes Belmond Grand Hotel Europe, St. Petersburg; Belmond Copacabana Palace, Rio de Janeiro; Belmond Maroma Resort & Spa, Riviera Maya; and Belmond El Encanto, Santa Barbara. Belmond also encompasses safaris, seven luxury tourist trains, including the Venice Simplon-Orient-Express, and two river cruises. Belmond also operates ‘21’ Club, one of New York’s most storied restaurants. Further information on the Company can be found at investor.Belmond.com.

A conference call will take place on Friday 14th December at 3pm (Paris time).
Number to call from:
-France: +33 1 72 72 74 03 – PIN: 61941923#
-UK: +44 207 1943 759 – PIN: 61941923#
-US: +1 646 722 4916 – PIN: 61941923#

“This document may contain certain forward looking statements which are based on estimations and forecasts. By their nature, these forward looking statements are subject to important risks and uncertainties and factors beyond our control or ability to predict, in particular those described in LVMH’s Reference Document which is available on the website (www.lvmh.com). These forward looking statements should not be considered as a guarantee of future performance, the actual results could differ materially from those expressed or implied by them. The forward looking statements only reflect LVMH’s views as of the date of this document, and LVMH does not undertake to revise or update these forward looking statements. The forward looking statements should be used with caution and circumspection and in no event can LVMH and its Management be held responsible for any investment or other decision based upon such statements. The information in this document does not constitute an offer to sell or an invitation to buy shares in LVMH or an invitation or inducement to engage in any other investment activities.”
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LVMH CONTACTS
Analysts and investors Chris Hollis LVMH + 33 1 4413 2122	Media Jean-Charles Tréhan LVMH + 33 1 4413 2620

MEDIA CONTACTS
France Michel Calzaroni, Olivier Labesse, Hugues Schmitt, Thomas Roborel de Climens DGM Conseil + 33 1 4070 1189	Italy Michele Calcaterra, Matteo Steinbach SEC and Partners + 39 02 6249991
UK Hugh Morrison, Charlotte McMullen Montfort Communications + 44 7921 881 800	US James Fingeroth, Molly Morse, Anntal Silver Kekst & Company + 1 212 521 4800

BELMOND CONTACTS
Martin O’Grady EVP - CFO + 44 20 3117 1333	Jocelyn Betts Corporate Communications Director +44 20 3117 1362

SARD VERBINNEN & CO
US & International George Sard / Robin Weinberg / Stephen Pettibone +1 212 687 8080	UK & International Jon Aarons / Conrad Harrington +44 20 7467 1050

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